Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Tom Steinbauer

Senior Vice President, Chief Financial Officer

Ameristar Casinos, Inc.

702-567-7000

Ameristar Casinos, Inc. Announces Increase of Consent Fee, Extension of Expiration Time and Other Amendments to Consent Solicitation Relating to 7.50% Senior Notes due 2021

Las Vegas, March 25, 2013 — Ameristar Casinos, Inc. (Nasdaq GS: ASCA) (“Ameristar”) announced today that, pursuant to a supplement dated March 25, 2013 (the “Supplement”) to the Consent Solicitation Statement dated March 18, 2012 (the “Consent Solicitation Statement”), at the request and expense of Pinnacle Entertainment, Inc. (“Pinnacle”), it has amended the terms of its previously announced consent solicitation (the “Consent Solicitation”) seeking consents from holders of the $1,040,000,000 outstanding principal amount of its 7.50% Senior Notes due 2021 (the “Notes”) for waivers (the “Proposed Waivers”) of and amendments (the “Proposed Amendments”) to certain provisions of the indenture governing the Notes (the “Indenture”).  Ameristar commenced the Consent Solicitation at the request and expense of Pinnacle in connection with the previously announced proposed merger between Ameristar and Pinnacle (the “Merger”).

Pursuant to the Supplement, Ameristar has increased the consent fee payable to consenting holders from $10.00 to $19.00 for each $1,000 in principal amount of the Notes for which consents are validly delivered and unrevoked on or prior to the Expiration Time, 50% of which will be payable promptly after the Expiration Time and the remaining 50% of which will be payable, if at all, promptly after the date of the consummation of the Merger, subject, in each case, to the conditions described in the Consent Solicitation Statement.

In addition, the Consent Solicitation, which was previously scheduled to expire at 5:00 p.m., New York City time, on March 27, 2013, has been further extended to 5:00 p.m., New York City time, on April 2, 2013, unless further extended or terminated by Ameristar.

The amended terms of the Consent Solicitation also would reduce the capacity of Pinnacle, as the successor to Ameristar under the Indenture upon consummation of the Alternative Merger and Post-Effective Merger (as such terms are defined in the Consent Solicitation Statement), to make certain restricted payments under the Indenture from and after the effective time of the Post-Effective Merger. The amended terms of the Consent Solicitation also amend and supplement other terms of the Consent Solicitation Statement as described in the Supplement.

All other terms and conditions of the Consent Solicitation, as set forth in the Consent Solicitation Statement and the Consent Letter, in each case, as amended and supplemented by the Supplement, remain the same.  Holders of the Notes who have previously delivered consents do not need to redeliver such consents or take any other action in response to this announcement in order to receive the increased consent fee upon the successful conclusion of the Consent Solicitation and any such previously delivered consents shall be deemed to include a consent to the additional amendments and supplements contained in the Supplement.  Consents (whether previously or hereafter delivered) may only be revoked in the manner described in the Consent Solicitation Statement.

The Consent Solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement and the accompanying Consent Letter, each as amended and supplemented by the Supplement. Holders of the Notes are urged to review the Consent Solicitation Statement, the Consent Letter and the Supplement for the detailed terms of the consent solicitation and the procedures for consenting to the Proposed Amendments and Proposed Waivers. Any persons with questions regarding the consent solicitation should contact the Solicitation Agents, J.P. Morgan at (212) 270-1200 (collect) or (800) 245-8812 (toll free), Goldman, Sachs & Co. at (212) 902-5183 (collect) or (800) 828-3182 (toll free), Barclays at (212) 528-7581 (collect) or (800) 438-3242 (toll free), BofA Merrill Lynch at (980) 388-3646 (collect) or (888) 292-0070 (toll free), Credit Agricole CIB at (212) 261-3678 (collect), Deutsche Bank Securities at (212) 250-7527 (collect) or (855) 287-1922 (toll free), UBS Investment Bank at (203) 719-7991 (collect) or Wells Fargo Securities at (704) 410-4760 (collect) or (866) 309-6316 (toll free).

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Proposed Waivers and Proposed Amendments or any securities. No recommendation is being made as to whether holders of Notes should consent to the Proposed Waivers and Proposed Amendments. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

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About Ameristar Casinos

Ameristar Casinos is an innovative casino gaming company featuring the newest and most popular slot machines. Our 7,100 dedicated team members pride themselves on delivering consistently friendly and appreciative service to our guests. We continuously strive to increase the loyalty of our guests through the quality of our slot machines, table games, hotel, dining and other leisure offerings. Our eight casino hotel properties primarily serve guests from Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska and Nevada. We began construction on our ninth property, a casino resort in Lake Charles, La., in July 2012, which we expect will open in the third quarter of 2014. We have been a public company since 1993, and our stock is traded on the Nasdaq Global Select Market. We generate more than $1 billion in net revenues annually.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning possible or assumed future results of operations, descriptions of our business plans and strategies and the effects of the Merger, the Proposed Waivers and the Proposed Amendments on the Notes or on Ameristar or Pinnacle after the Merger, if consummated. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions. We have based these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many important factors could affect Ameristar’s, Pinnacle’s or the combined company’s actual financial condition or results of operations, the proposed merger between Ameristar and Pinnacle, the Proposed Waivers and Proposed Amendments, or the Notes, and could cause actual results to differ materially from those expressed in the forward-looking statements. Such factors include, but are not limited to, those set forth under the heading “Solicitation Considerations” in the Consent Solicitation

Statement, in the respective Annual Reports on Form 10-K of Ameristar and Pinnacle for the fiscal year ended December 31, 2012 and in any report, statement or other information of Ameristar and Pinnacle that is incorporated by reference in the Consent Solicitation Statement. You should consider these areas of risk in connection with considering any forward-looking statements that may be made by us generally. The forward-looking statements contained in this press release speak only as of the date of this press release. Except as may be required by the federal securities laws, we undertake no obligation to revise these forward-looking statements to reflect events or circumstances arising after the date of this press release or to reflect the occurrence of unanticipated events.

Visit Ameristar Casinos’ website at www.ameristar.com (which shall not be deemed to be incorporated in or a part of this news release).